Exhibit 32.1

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, James D. Frias, Chief Financial Officer, Treasurer and Executive Vice President (principal financial officer) of Nucor Corporation (the “Registrant”), certify, to my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended October 3, 2015 of the Registrant (the “Report”), that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ James D. Frias
Name: James D. Frias
Date: November 12, 2015